UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 14, 2011

La Jolla Pharmaceutical Company
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-24274	33-0361285
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4365 Executive Drive, Suite 300, San Diego, California		92121
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(858) 452-6600

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 14, 2011, La Jolla Pharmaceutical Company (the "Company") amended its Certificate of Incorporation to effect a 1-for-100 reverse split of its outstanding common stock (the "Reverse Split"). The Reverse Split was approved by the Company’s Board of Directors, pursuant to authority delegated to the Board by the Company’s stockholders on August 12, 2010. The Reverse Split was effected with the filing of a Certificate of Amendment with the Delaware Secretary of State (the "Certificate of Amendment"). No fractional shares will be issued in the Reverse Split and stockholders will instead be entitled to receive the cash value of any fractions of shares that would have been issued as a result of the Reverse Split. A copy of the Certificate of Amendment is attached hereto as Exhibit 3.1.

Additionally, effective as of April 14, 2011, the Company amended its bylaws to allow for the issuance of common stock in an uncertificated form. Shares of common stock being issued after the Reverse Split will not be issued in certificated form and will instead be issued only in book-entry form. A copy of the amended and restated bylaws of the Company are attached hereto as Exhibit 3.2.

Item 8.01 Other Events.

As of April 18, 2011, there were 993,002 shares of common stock, par value $0.0001, issued and outstanding, which includes shares of common stock issued on conversion of preferred stock through April 15, 2011.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

3.1 Certificate of Amendment
3.2 Amended and Restated Bylaws

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

La Jolla Pharmaceutical Company

April 19, 2011	By:	/s/ Gail A. Sloan

Name: Gail A. Sloan
Title: Chief Financial Officer and Secretary

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Exhibit Index

Exhibit No.	Description

3.1	Certificate of Amendment
3.2	Amended and Restated Bylaws